As filed with the Securities and Exchange Commission on February 25, 2000
                                                Registration No. 333-___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                          INTERNATIONAL FIBERCOM, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                    Arizona                                      8-0271282
        -------------------------------                      -------------------
        (State or other jurisdiction of                       (I.R.S. Employer
         incorporation or organization)                      Identification No.)

3410 East University, Suite 180, Phoenix, Arizona                  85034
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    (Address of Principal Executive Offices)                     (Zip Code)


          International FiberCom, Inc. 1997 Incentive Stock Option Plan
          -------------------------------------------------------------
                              (Full title of plans)

                               Mr. Joseph P. Kealy
                          International FiberCom, Inc.
                         3410 East University, Suite 180
                             Phoenix, Arizona 85034
                     ---------------------------------------
                     (Name and address of agent for service)

                                  (602)387-4000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

      The Commission is requested to send copies of all communications to:

                        Christian J. Hoffmann, III, Esq.
                               Streich Lang, P.A.
                                 Renaissance One
                            Two North Central Avenue
                           Phoenix, Arizona 85004-2391
                                 (602) 229-5336

                         CALCULATION OF REGISTRATION FEE
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                                   Proposed         Proposed
  Title of                          Maximum          Maximum          Amount of
Securities to      Amount to     Offering Price     Aggregate       Registration
be Registered    be Registered    Per Share(1)   Offering Price(1)       Fee
--------------------------------------------------------------------------------
Common Stock,
 no par value     2,000,000        $29.6875        $59,375,000         $15,675
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(1)  Estimated  solely  for  the  purpose  of  calculating  the  amount  of  the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on February 22, 2000.
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
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 2,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of International FiberCom, Inc., an Arizona corporation (the "Registrant"), issuable pursuant to
the  International   FiberCom,  Inc.  1997  Incentive  Stock  Option  Plan.  The
Registrant's previously filed Registration Statement on Form S-8 (No.333-41817), as filed with the Securities and Exchange Commission (the "Commission") on December 9, 1997, is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following  documents  are hereby  incorporated  by reference  into this
Prospectus: (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998; (b) the Registrant's Quarterly Reports on Form 10-Q for the period ended March 31, 1999, June 30, 1999 and September 30, 1999; and (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Act of 1934.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The  Registrant's   Articles  of  Incorporation   and  Bylaws  require  the
Registrant to indemnify its directors and officers to the full extent provided by Arizona law.

ARTICLE XII of the Articles of Incorporation of the Registrant provides as follows:

     The Corporation shall indemnify any person against expenses, including without limitation, attorney's fees, judgements, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, to the extent that, such indemnification is specifically permitted and provided for by the laws of the State of Arizona as then in effect.

ARTICLE XII of the Bylaws of the registrant provide as follows:

     12.01 Indemnification. To the full extent permitted by Arizona law, the Corporation shall indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee, trustee or agent of or for the Corporation or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise, against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

ITEM 8. EXHIBITS.

                                  EXHIBIT INDEX

Exhibit
Number                             Description                             Notes
------                             -----------                             -----
4.1           International FiberCom, Inc. 1997 Incentive Stock             (1)
              Option Plan, as amended

4.2           Form of 1997 Incentive Stock Option Agreement                 (2)

5             Form of opinion rendered by Streich Lang, P.A.,                *
              counsel for the registrant

23.1          Consent of independent public accountants                      *

23.2          Consent of Counsel (See Exhibit 5)

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* Filed Herewith

(1)  Filed with 1998 Notice and Proxy Statement dated June 18, 1998.

(2)  Filed with Registration Statement on Form S-8 filed December 9, 1997.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, International FiberCom, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on February 25, 2000.

                                      INTERNATIONAL FIBERCOM, INC.,
                                      an Arizona corporation


                                      /s/ Terry W. Beiriger
                                      ------------------------------------------
                                      Terry W. Beiriger, Secretary and Treasurer
                                      (Principal Accounting Officer)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature and Title                                       Date
          -------------------                                       ----

/s/ Joseph P. Kealy                                            February 25, 2000
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Joseph P. Kealy, Chairman of the Board,
President, Principal Executive Officer and
Director


/s/ V. Thompson Brown                                          February 25, 2000
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V. Thompson Brown, Director


/s/ John F. Kealy                                              February 25, 2000
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John F. Kealy, Director


/s/ Richard J. Seminoff                                        February 25, 2000
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Richard J. Seminoff, Director


/s/ Jerry A. Kleven                                            February 25, 2000
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Jerry A. Kleven, Director


/s/ John P. Stephens                                           February 25, 2000
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John P. Stephens, Director


/s/ C. James Jensen                                            February 25, 2000
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C. James Jensen, Director